UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             April 12, 2012

        THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code             (781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

Attached and being furnished as Exhibit 99.1 is a copy of the Company’s press release dated April 12, 2012, reporting Talbots financial results for the fourth quarter and full fiscal year 2011.

To supplement the Company’s financial results presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses, and has also included in the attached press release, certain non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are used solely to provide supplemental information together with our reported GAAP amounts. These non-GAAP financial measures may also be calculated differently from similar measures disclosed by other companies.

To ease the use and understanding of our non-GAAP financial measures, the Company provides a detailed reconciliation of such non-GAAP financial measures and identifies each of the exclusions in arriving at the Company’s adjusted (non-GAAP) amounts.

In the accompanying press release, the Company includes fiscal 2011 and fiscal 2010 results from continuing operations and operating income which exclude the following special items: impairment and restructuring charges, merger-related costs, costs associated with executive retirement, costs associated with the evaluation of strategic alternatives, cumulative gift card breakage income adjustment, the impact of a change in tax estimate, and costs associated with the store re-image initiative. The Company also provides certain outlook for first quarter selling, general and administrative expenses excluding any special charges, which the Company is not able to reasonably calculate at this time.

Management uses these financial measures, together with GAAP results, as an additional tool in assessing the impact and results of the Company’s ongoing strategic initiatives, evaluating historical core operating performance and any potential trends in the Company’s core operating performance, assessing management performance, and assessing operating performance against other companies. Management believes that these financial measures are helpful to investors as an additional tool to further facilitate an investor’s understanding and evaluation of the Company’s operating performance, as these measures identify items which management believes impact comparability and which are not necessarily indicative of ongoing core operating performance.

Material limitations of these financial measures are: (i) such measures do not reflect actual GAAP amounts and adjust for special items which impact the corresponding GAAP amounts, such as GAAP margins, GAAP income and GAAP earnings per share, as applicable; (ii) such measures may involve actual cash outlays or inflows which impact cash flows; (iii) the changes in tax estimate impact our expected potential tax-related liabilities to be satisfied from future cash flows; (iv) a majority of merger-related costs reflect actual cash outlays; (v) impairment charges reflect an actual decrease in the carrying value of one or more assets based on current estimates of the fair value of those assets; (vi) charges related to the Company’s store re-image initiative reflect non-cash accelerated depreciation and disposal costs; and (vii) restructuring charges, costs associated with executive retirement and costs associated with the evaluation of strategic alternatives include cash outlays which impact cash flows. All of the above may be material to an investor’s understanding of the Company’s financial position. Management compensates for these limitations by clarifying that these measures are only supplemental to the reported GAAP operating metrics and should not be considered in isolation, and by providing the directly comparable GAAP financial measure.

Exclusion of items in the Company’s non-GAAP measures should not be considered as an inference that these items are unusual, infrequent or non-recurring.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of The Talbots, Inc. dated April 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: April 12, 2012	By:	/s/ Michael Scarpa
	Name: Title:	Michael Scarpa Chief Operating Officer, Chief Financial Officer and Treasurer

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